SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                      AIG SUNAMERICA ASSET MANAGEMENT CORP.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
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    (3) Filing Party:
    (4) Date Filed:

                                           AIG SunAmerica Asset Management Corp.
                                                     Harborside Financial Center
                                                                    3200 Plaza 5
                                                      Jersey City, NJ 07311-4992
                                                                    800.858.8850


August 28, 2003

Dear Shareholders:

      The enclosed information statement details a recent subadviser change for the Focused 2000 Value Portfolio (the "Portfolio") of SunAmerica Style Select Series, Inc. On June 17, 2003, the Board of Directors approved the replacement of Third Avenue Management LLC ("Third Avenue") as investment manager for the Focused 2000 Value Portfolio. Accordingly, the Board of Directors approved the engagement of Hotchkis and Wiley Capital Management, LLC ("Hotchkis and Wiley") to serve as investment manager effective July 1, 2003. Thus, Hotchkis and Wiley joins Janus Capital Management LLC (subcontracted to Perkins, Wolf, McDonnell & Company) and Boston Partners Asset Management L.P. in each managing approximately one-third of the Focused 2000 Value Portfolio.

      As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Portfolio, the ownership of Hotchkis and Wiley and the terms of the subadvisory agreement with Hotchkis and Wiley, which the Directors, including the Independent Directors, have approved.

      This document is for your information only and you are not required to take any action. Should you have any questions, please feel free to call us at
(800) 858-8850, extension 6010. We thank you for your continued interest in AIG SunAmerica Mutual Funds.

                                              Sincerely,

                                              /s/ Peter A. Harbeck
                                              Peter A. Harbeck
                                              President and CEO
                                              AIG SunAmerica Asset Management

                      SUNAMERICA STYLE SELECT SERIES, INC.
                          Focused 2000 Value Portfolio
                           Harborside Financial Center
                                  3200 Plaza 5
                              Jersey City, NJ 07311

                        --------------------------------
                              INFORMATION STATEMENT
                        --------------------------------

      This information statement is being provided to the shareholders of the Focused 2000 Value Portfolio (the "Portfolio") of SunAmerica Style Select Series, Inc. ("Style Select") in lieu of a proxy statement, pursuant to the terms of an exemptive order Style Select has received from the Securities and Exchange Commission which permits AIG SunAmerica Asset Management Corp. ("SunAmerica") to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Directors (the "Directors"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Directors of the Corporation.

      WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

      This information statement will be mailed on or about August 29, 2003. Copies of the most recent annual and semi-annual reports are available without charge. Copies of such reports of Style Select may be obtained by writing to AIG SunAmerica Mutual Funds c/o NFDS, P.O. Box 219186, Kansas City, MO 64121-9186, or by calling (800) 858-8850, extension 6010.

Purpose of the Information Statement

      On June 17, 2003, the Directors approved a Subadvisory Agreement between SunAmerica, the investment adviser and manager, and Hotchkis and Wiley Capital Management, LLC ("Hotchkis and Wiley"), the subadviser, with respect to a component of the Focused 2000 Value Portfolio. As of July 1, 2003, Hotchkis and Wiley replaced Third Avenue Management LLC ("Third Avenue") as investment manager of the Portfolio.

SunAmerica Style Select Series, Inc.

      The Portfolio is an investment series of Style Select, a Maryland Corporation. Style Select initially entered into an Investment Advisory Agreement (the "Advisory Agreement") with SunAmerica on September 17, 1996 and entered into a new Advisory Agreement with SunAmerica on January 1, 1999. SunAmerica selects the subadvisers for the Portfolios of Style Select, may manage certain portions of the Portfolios, provides various administrative services and supervises the Portfolios' daily business affairs, subject to general review by the Directors. The Advisory Agreement authorizes SunAmerica to retain the subadvisers for the Portfolios or portions thereof for which it does not manage the assets. SunAmerica selects the subadvisers it believes will provide the Portfolios with the highest quality investment services, while obtaining, within the Portfolios' investment objective, a distinct investment style. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

      The subadvisers to Style Select act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the relevant portions of their respective Portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Directors and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The Portfolios do not pay fees directly to the subadviser. However, in accordance with procedures adopted by the Directors, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, as amended, the rules and interpretations thereunder and other applicable securities laws.

The Subadvisory Agreement

      Pursuant to the Subadvisory Agreement with SunAmerica dated August 8, 2002 ("Previous Agreement"), Third Avenue served as subadviser to a component of the Focused 2000 Value Portfolio. At a meeting held on June 17, 2003, the Directors, including a majority of the Directors who are not interested persons of the Portfolio or SunAmerica, approved SunAmerica's recommendation to replace Third Avenue. Accordingly, the Directors approved a Subadvisory Agreement (the "New Agreement") with Hotchkis and Wiley, which became effective July 1, 2003. SunAmerica recommended Hotchkis and Wiley in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record.

      Under the Advisory Agreement, the annual rate of the investment advisory fee payable to SunAmerica for the Portfolio is as follows: 1.00% of Assets or $1,380,319 for the fiscal year ended October 31, 2002. The term "Assets" means the average daily net assets of the representative portfolio. This fee is accrued daily and paid monthly, and may be higher than those charged to other mutual funds. For the fiscal year ended October 31, 2002, SunAmerica paid fees to the Subadvisers, equal to the aggregate annual rate, as follows: 0.50% of Assets or $690,402 for the Portfolio. The fees retained by SunAmerica for the period were 0.50%, or $689,917 for the Portfolio.

      The New Agreement between Hotchkis and Wiley and SunAmerica, on behalf of the Focused 2000 Value Portfolio, is substantially the same in form and in substance to the Previous Agreement, in that it (i) provides for Hotchkis and Wiley to manage the portion of the relevant portfolio allocated to it on a discretionary basis, (ii) provides for SunAmerica to compensate Hotchkis and Wiley for its services, (iii) authorizes Hotchkis and Wiley to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) requires Hotchkis and Wiley to comply with the Portfolio's investment policies and restrictions and with applicable law. The New Agreement will not result in an increase in fees to shareholders. A form of the Subadvisory Agreement is attached to this information statement as Exhibits A.

Information about Hotchkis and Wiley

      Hotckis and Wiley is located at 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017. Hotchkis and Wiley was founded in 1980. As of July 31, 2003, Hotchkis and Wiley had approximately $6.2 billion in assets under management.

      Hotchkis and Wiley is a disciplined equity investment manager with a commitment to the principles of value investing. Hotchkis and Wiley believes investors in U.S. small-cap and mid-cap securities can benefit from a market that is relatively less efficient than the large capitalization market. The firm seeks to exploit mis-price securities in this universe by investing in "undiscovered" or "out of favor" companies. Hotchkis and Wiley invests in stocks where, in its opinion, the present value of a company's future cash flows exceeds the current market price. This approach exploits equity market inefficiencies created by irrational investor behavior and a lack of Wall Street research coverage of medium capitalization stocks. Hotchkis and Wiley identifies these investment opportunities by employing a disciplined, bottom-up investment process that emphasizes internally generated fundamental research. Hotchkis and Wiley believes that the consistent application of its research and process can maximize long-term performance with below-market volatility.

      Portfolios are constructed on a bottom-up basis by the investment team. The idea generation process begins with quantitative screens and ideas generated from the manager's extensive research network. Security valuations are driven by in-depth fundamental research that quantifies a company's "normal" earnings power. Each of the major steps in the research process is subject to peer review with the portfolio managers retaining the final investment decision. The industry analyst and the portfolio managers debate the merits of each recommendation to determine the appropriate portfolio weight.

      Sell decisions are based on valuation, risk and portfolio guidelines. As individual stocks approach their intrinsic value and decline in their relative attractiveness, they become candidates for sale. Other sell decisions may occur because of deterioration in the fundamentals that supported the initial investment. Automatic sales are initiated as position exposures approach diversification guidelines. Proceeds from sales are reinvested in companies that are more attractively valued based on the purchase disciplines.

      The names, positions and business addresses of the executive officers of Hotchkis and Wiley are set forth below:

-------------------------------------------------------------------------------------
      Name                     Position                         Address
-------------------------------------------------------------------------------------
George H. Davis Jr.        Member of Executive        725 S. Figueroa Street, 39th Fl
                           Committee and Chief        Los Angeles, CA 90017-5439
                           Executive Officer of
                           Hotchkis and Wiley
-------------------------------------------------------------------------------------
Nancy D. Celick            Member of Executive        725 S. Figueroa Street, 39th Fl
                           Committee and Chief        Los Angeles, CA 90017-5439
                           Operating Officer of
                           Hotchkis and Wiley
-------------------------------------------------------------------------------------
Warren A. Stephens         Member of Executive        111 Center Street
                           Committee of               Little Rock, AR 72202
                           Hotchkis and Wiley
-------------------------------------------------------------------------------------
John E.M. Jacoby           Member of Executive        111 Center Street
                           Committee of               Little Rock, AR 72202
                           Hotchkis and Wiley
-------------------------------------------------------------------------------------
Nigel Hurst-Brown          Member of Executive        26 Cresswell Place
                           Committee of               London SW10 9RB
                           Hotchkis and Wiley         United Kingdom
-------------------------------------------------------------------------------------

Board of Directors' Consideration

        In approving the New Agreement described hereto, the Directors, at an in-person meeting held on June 17, 2003, considered certain factors. The Board considered the nature and quality of the services rendered by Hotchkis and Wiley, including the credentials and investment experience of each of its officers and employees. The Board noted that the portfolio manager who would be running the Portfolio had 10 years experience and managed a fund with similar securities at Hotchkis and Wiley. In addition, the Board considered Hotchkis and Wiley's investment approach and management style. The Board received information regarding Hotchkis and Wiley's investment process, research and portfolio construction. The Board determined that Hotchkis and Wiley's philosophy of focusing on small end and medium capitalization stocks would compliment the other investment managers of the Portfolio. Also, the Board considered the structure of Hotchkis and Wiley and their ability to provide services, based on both financial condition and expertise. With respect to Hotchkis and Wiley's organization, the Board reviewed financial statements relating to the firm's profitability and financial condition. Lastly, the Board compared Hotchkis and Wiley's subadvisory fee with those of other advisers and considered the indirect costs and benefits of providing such subadvisory services. The Directors determined that the subadvisory fee was reasonable, fair and in the best interests of its shareholders.

Additional Information

      AIG SunAmerica Capital Services, Inc. (the "Distributor") serves as distributor of the shares of each Portfolio of Style Select. Both SunAmerica and the Distributor are located at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992.

      Style Select is not required to hold annual meetings of the shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted at a reasonable time before the proxy statement is mailed. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.

                                            By Order of the Directors,


                                            /s/ Robert M. Zakem
                                            Robert M. Zakem
                                            President
                                            SunAmerica Style Select Series, Inc.


Dated: August 28, 2003

                                                                       Exhibit A

                                    [FORM OF]
                              SUBADVISORY AGREEMENT

            This SUBADVISORY AGREEMENT is dated as of July 1, 2003, by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the "Subadviser").

                                   WITNESSETH:

      WHEREAS, the Adviser and SunAmerica Style Select Series, Inc., a Maryland corporation (the "Corporation"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the "Advisory Agreement") pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

      WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

      WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A(1) attached hereto (the "Portfolio"), and the Subadviser is willing to furnish such services;

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

      1. Duties of the Subadviser. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Corporation is required to maintain, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies

--------
(1) Schedule A has been omitted pursuant to the terms of an exemptive order Style Select received from the Securities and Exchange Commission.

as the Directors of the Corporation may from time to time establish and communicate to Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Portfolio set forth in the Corporation's current prospectus and statement of additional information as provided to Subadviser, and (b) applicable laws and regulations.

            The Subadviser shall have no power, authority, responsibility, or obligation hereunder to take any action with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Portfolio, including, without limitation, to file proofs of claim or other documents related to such proceedings (the "Litigation"), or to investigate, initiate, supervise, or monitor the Litigation involving Portfolio assets, and the Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Subadviser agrees that it shall provide the Adviser with any and all documentation or information relating to the Litigation as may reasonably be requested by the Adviser.

            The Subadviser represents and warrants to the Adviser that it will manage the portion of the assets of each Portfolio set forth in Schedule A in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing and subject to Section 11(c) hereof, the Subadviser represents and warrants (1) that the Subadviser's management of the portion of the assets of a Portfolio will be designed to achieve qualification by each Portfolio to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) compliance with (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Portfolio assets, including depositing those assets in custody with institutions designated by the Corporation; and (b) federal and state securities and commodities laws applicable to Subadviser's portfolio management responsibilities; provided that for purposes of Section 17(a), (d) and (e) of the Act, the Subadviser shall effect compliance only in relation to its own affiliates and to affiliated persons identified to it by the Adviser. The Subadviser further represents and warrants that to the extent any statements or omissions made in any Registration Statement for shares of the Corporation, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

            (b) The Subadviser agrees: (i) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

      2. Portfolio Transactions. (a) The Subadviser is responsible for decisions, and is hereby authorized, to buy or sell securities and other investments for each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Directors may determine and consistent with
Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request, including but not limited to, reports prepared by independent third parties relating to the execution costs of such transactions. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

            (b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, and rewarding sales or distribution, the Adviser may request the Subadviser to effect a specific percentage of the transactions in securities and other investments it effects on behalf of the Portfolio with certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge and agree that all brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution. Adviser acknowledges that Subadviser may be unable to fulfill the Adviser's request for direction for a number of reasons, including, but not limited to: 1) such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser's arrangements with the particular broker-dealer or futures commission merchant, etc; 2) if the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly; 3) the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single "bunched" transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and 4) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers.

      3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

      4. Other Services. At the request of the Corporation or the Adviser, the Subadviser in its discretion may make available to the Corporation office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser's cost.

      5. Reports. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

      6. Status of the Subadviser. The services of the Subadviser to the Adviser and the Corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

      7. Advertising. Subadviser shall not provide or in any way distribute any sales or advertising materials, whether or not related to the Corporation, to any employee or representative of AIG SunAmerica Capital Services, Inc. ("SACS") or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser. Notwithstanding the foregoing, Subadviser may include the Adviser's and Corporation's names in its "client list" used in promotional materials with prior consent of the Adviser and/or Corporation.

      8. Proxy Voting. The Adviser will vote proxies relating to the Portfolio's securities. The Adviser will vote all such proxies in accordance with the proxy voting policies and procedures adopted by the Board of Directors of the Corporation. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio's securities. The Adviser will instruct the custodian and other parties providing services to the Corporation promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

      9. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of that Act. Copies of any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation will be provided promptly to the Corporation or the Adviser on request.

            The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation's auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.

      10. Reference to the Subadviser. Neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

      11. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to the

Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser's providing services under this Agreement or the sale of securities of the Corporation.

            (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which are caused by Subadviser's disabling conduct; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

            (c) The Subadviser shall not be liable to the Adviser its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or its shareholders for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser and Subadviser each agree that the Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section 1of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) only with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Corporation and any other subadviser with respect to the portion of a Portfolio's assets not allocated to the Subadviser and with respect to any other portfolio of the Corporation.

      12. Permissible Interests. Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

      13. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Corporation.

            With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Corporation. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

            This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.

      14. Severability. This Agreement constitutes the entire Agreement between the parties hereto. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      15. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

      16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

      17. Separate Series. Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Portfolio is a separate series of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

      18. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

      Subadviser:       Hotchkis and Wiley Capital Management, LLC
                        725 South Figueroa Street, 39th Floor
                        Los Angeles, California 90017-5439
                        Attention: Compliance Department

      Adviser:          AIG SunAmerica Asset Management Corp.
                        Harborside Financial Center
                        3200 Plaza 5
                        Jersey City, New Jersey 07311-4992
                        Attention: Robert M. Zakem
                                   Senior Vice President and
                                   General Counsel

      IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.


                        AIG SUNAMERICA ASSET MANAGEMENT CORP.


                              By: ____________________________________
                                  Name:  Peter A. Harbeck
                                  Title: President and CEO


                        HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC

                              By: ____________________________________
                                  Name:  Nancy D. Celick
                                  Title: Chief Operating Officer


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